Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-258645) pertaining to the Weber Inc. Omnibus Incentive Plan and the Weber Inc. Employee Stock Purchase Plan of our report dated December 14, 2021, with respect to the consolidated financial statements of Weber Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2021.
/s/ Ernst & Young LLP
Chicago, Illinois
December 14, 2021